UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement
☒	Definitive Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

NIGHTFOOD HOLDINGS, INC.

(Name of Registrant As Specified In Its Charter)

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☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

NIGHTFOOD HOLDINGS, INC.

13501 South Main Street

Los Angeles, CA 90016

866-291-7778

Notice of Action Taken Pursuant to Written Consent of Stockholders

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

To the Stockholders of NightFood Holdings, Inc.:

This Notice and accompanying Information Statement is being furnished to the stockholders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of NightFood Holdings, Inc. (the “Company,” “we,” “us” or “our”), a Nevada corporation, as of the close of business on October 7, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this Information Statement is to notify our stockholders, in accordance with Chapter 78 of the Nevada Revised Statutes (the “NRS”), that in lieu of a Special Meeting of the Stockholders of the Company, the holder of 1,000 shares of the Company’s Series A Super Voting Preferred Stock, representing a majority of the voting power of our issued and outstanding voting capital stock (such holder, the “Majority Stockholder”) approved the following action (the “Corporate Action”) on October 7, 2025:

●	Approval of the filing of a Certificate of Amendment to the Company’s articles of incorporation, as amended on September 13, 2017 (the “Amended Articles of Incorporation”), to amend the Company’s authorized number of shares of Common Stock from 200,000,000 shares to 900,000,000 shares of Common Stock.

The foregoing action was approved on October 7, 2025, by the Board of Directors of the Company (the “Board of Directors”). The Majority Stockholder consent we received constitutes the only stockholder approval required under the NRS, our Amended Articles of Incorporation, and our Bylaws, to approve the Corporate Action. Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

The action taken by written consent of the Majority Stockholder will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the close of business on the Record Date.

By Order of the Board of Directors,

/s/ Jimmy Chan
Jimmy Chan
Chief Executive Officer

October 24, 2025

Appendices:

Appendix A – Form of Certificate of Amendment

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INFORMATION STATEMENT

PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF

DIRECTORS OF THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

NightFood Holdings, Inc., a Nevada corporation, with its principal executive offices located at 13501 South Main Street, Los Angeles, CA 90016, is sending you this Notice and Information Statement (the “Information Statement”) to notify you of actions that the Majority Stockholder has taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company,” “we,” “our,” “us,” and “NightFood” are to NightFood Holdings, Inc., and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Common Stock held of record by them.

Copies of this Information Statement are first being mailed on or about October 29, 2025, to the stockholders of record of the outstanding shares of our Common Stock, $0.001 par value per share (the “Common Stock”), at the close of business on October 7, 2025, which we refer to as the “Record Date.”

Background

On October 7 , 2025 the following action (the “Corporate Action”) was approved, respectively, by the Board of Directors of the Company (the “Board of Directors”) and by a written consent of the holder of 1,000 shares of the Company’s Series A Super Voting Preferred Stock, representing a majority of the voting power of our issued and outstanding voting capital stock (such holder, the “Majority Stockholder”), in lieu of a special meeting of stockholders:

●	Approval of the filing of a Certificate of Amendment to the Company’s articles of incorporation, as amended on September 13, 2017 (the “Amended Articles of Incorporation”), to amend the Company’s authorized number of shares of Common Stock from 200,000,000 shares to 900,000,000 shares of Common Stock.

The elimination of the need for a formal meeting of the stockholders to approve the Corporate Action is authorized by Section 78.320 of the Nevada Revised Statutes (the “NRS”), our Amended Articles of Incorporation and our Bylaws. Section 78.320 of the NRS provides that, unless otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action required or permitted to be taken at a meeting of the Stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Neither the Company’s Amended Articles of Incorporation nor its Bylaws prohibit the taking of action by its stockholders by written consent. Prompt notice of any such action taken by written consent must be provided to all holders of our Common Stock as of the Record Date. Further, according to Section 78.390(1)(b) of the NRS, an action by the stockholders on a matter (other than the election of directors) is approved if stockholders holding shares representing at least a majority of the voting power have approved the amendment.

In order to eliminate the costs and management time involved in holding a special meeting, the Corporate Action was approved by the written consent of the Majority Stockholder in lieu of a special meeting of stockholders.

This Information Statement shall constitute notice to you of the Majority Stockholder taking action by written consent under Section 78.320 of the NRS.

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The consent of the Majority Stockholder we received constitutes the only stockholder approval required under the NRS, our Amended Articles of Incorporation and our Bylaws, to approve the Corporate Action. Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents, nor proxies are being requested from stockholders.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to our stockholders of record as of the close of business on the Record Date. The actions approved by the Majority Stockholder will be effective no earlier than twenty (20) days after the date this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date, which we expect to be on or approximately October 29, 2025. Stockholders may also request a copy of the Information Statement by contacting our main office at 866-291-7778.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

CORPORATE ACTION TAKEN

This Information Statement contains a brief summary of the material aspects of the Corporate Action approved by the members of the Board of Directors of the Company and the Majority Stockholder.

1.	Approval of the Increase of Authorized Number of Shares of Common Stock to Nine Hundred Million (900,000,000) Shares

On October 7, 2025, our Board of Directors and the Majority Stockholder, respectively, approved the increase of the Company’s authorized number of shares of Common Stock from 200,000,000 shares to 900,000,000 shares of Common Stock (the “Share Increase”), and the filing of a Certificate of Amendment (the “Amendment”) to the Company’s Amended Articles of Incorporation with the Secretary of State of Nevada to reflect such increase. The Certificate of Amendment is attached hereto as Appendix A and is subject to non-material technical, administrative or similar changes and modifications by the officers of the Company, in order to comply with NRS.

The Amendment has no effect on the par value of the Company’s Common Stock.

The purpose of the Share Increase is to provide the Board of Directors with the flexibility to issue additional shares of Common Stock in types of transactions which the Board of Directors believes may be accretive to stockholders, including acquisitions, consulting and employment relationships, and fundraisings.

As a result of the Share Increase, there will be 901,000,000 total authorized shares of capital stock of the Company, consisting of 900,000,000 shares of Common Stock, having a par value of $0.001 per share, and 1,000,000 shares of preferred stock of the Company, having a par value of $0.001 per share.

The Company’s stockholders will not realize any dilution in their ownership or voting rights as a result of the increase in authorized shares of our Common Stock, but may experience dilution to the extent additional shares are issued in the future if the terms on which the shares are less favorable than the contemporaneous market value of the Company’s Common Stock.

EFFECTIVE DATE AND IMPLEMENTATION OF THE AMENDMENT

Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the Corporate Action will not become effective until at least 20 calendar days after the first mailing of this Information Statement to our stockholders as of the close of business on the Record Date (the date immediately following such period being the “Effective Date”). The Company currently anticipates that the Share Increase will become effective on the Effective Date.

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DISSENTER’S RIGHTS OF APPRAISAL

Pursuant to the NRS, the Company’s Amended Articles of Incorporation, and our Bylaws, stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the Corporate Action described in this Information Statement.

OUTSTANDING VOTING SECURITIES

Our voting securities consist of our shares of Common Stock and shares of Series A Super Voting Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”). Each share of Common Stock is entitled to one (1) vote on all matters submitted to stockholders. Each share of Series A Preferred Stock is entitled to a number of votes equal to the total votes of all other equity securities of the Company, plus one (1), and as a result, the holder of the Series A Preferred maintains majority voting control over the Company, regardless of the total number of votes held by other stockholders. Our shares of Series B Preferred Stock, Series C Convertible Preferred Stock, and Series D Convertible Preferred Stock, each such preferred stock of $0.001 par value per share, do not have voting rights.

On the Record Date, there were issued and outstanding (a) 151,941,921 shares of Common Stock and (b) 1,000 shares of Series A Preferred Stock.

On October 7, 2025, the Majority Stockholder executed a written consent that approved the Corporate Action described in this Information Statement and, because the Corporate Action has been approved, this Information Statement does not solicit proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our voting capital stock as of October 7, 2025, the Record Date, for (i) each named executive officers and directors; (ii) all named executive officers and directors as a group; and (iii) each other stockholder known to us owning more than 5% of our outstanding shares of Common Stock.

Beneficial ownership complies with SEC rules, generally including voting or investment power over securities. A person or group is deemed to have “beneficial ownership” of any shares they can acquire within sixty (60) days. For percentage calculations, any shares that a person can acquire within sixty (60) days are considered issued and outstanding for that person but not for others. This table does not imply beneficial ownership admission by anyone listed.

Name of Beneficial Owner	Series A Preferred Stock(11)	Common Stock Owned	Shares Issuable upon Conversion (7)	Total Beneficial Ownership	Percentage of Common Stock Outstanding (10)
Jimmy Chan		-	39,083,333	39,083,333	5.57%
James Steigerwald		-	27,300,000	27,300,000	3.89%
Ried Floco		585,000	56,260,000	56,845,000	8.10%
Lei Sonny Wang		-	13,500,000	13,500,000	1.92%
Christopher Dieterich		-	-	-	0.00%
Thomas Morse		216,494	-	216,494	0.03%
All directors and officers as a group (6 persons)		801,494	136,143,333	136,944,827	19.51%
Jimmy Chan	1000				100%

1-	Chief Executive Officer and Chief Financial Officer

2-	Chairman and Chief Operating Officer

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3-	President and Director

4-	Chief Revenue Officer and Director

5-	Independent Director

6-	Independent Director

7-	Represents shares of common stock issuable conversion of the Company’s Series C, convertible preferred stock that is vested and exercisable. These shares can be converted into common stock at a rate of 1:6,000, and voted accordingly at June 30, 2025.

8-	Jimmy Chan has an equivalent 39,000,000 equivalent shares of common stock for shares vested for services rendered. Additionally, 83,333 fully vested shares were obtained in connection with the acquisition of SWC Group, Inc. on March 31, 2025 in which the shares were issued to Sugarmade, Inc. an entity controlled by Jimmy Chan.

9-	Ried Floco has an equivalent 56,250,000 equivalent shares of common stock for shares vested for services rendered. Additionally, 10,000 fully vested shares were obtained in connection with the acquisition of Skytech on March 31, 2025, an entity controlled by Ried Floco.

10-	Based on 702,054,354 shares of common stock outstanding as of June 30, 2025. For each individual, the percentage is calculated based on total shares outstanding plus any shares such individual has the right to acquire within 60 days.

11-	Shares of Series A Preferred Stock have a number of votes equal to the number of votes then held or entitled to be made by all other equity securities of the Company plus one (1).

MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to the attention of our Corporate Secretary, or by telephoning the Company at 866-291-7778.

DOCUMENT DELIVERY FOR SHARED ADDRESSES

We appreciate your cooperation with our effort to send fewer mailings to households that share an address. If we are sending one copy of our documents to a shared address but you would prefer your own copy, just let us know. You can request this by writing or calling us at the contact details provided. If you are currently receiving multiple copies at a shared address and would prefer just one copy for the household, please inform us in the same way.

By Order of the Board of Directors,

/s/ Jimmy Chan
Jimmy Chan
Chief Executive Officer

October 24, 2025

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Appendix A

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION OF

NIGHTFOOD HOLDINGS, INC.

NightFood Holdings, Inc., a corporation organized and existing in the State of Nevada (the “Company”), hereby certifies as follows:

1.	The first paragraph of Article 3 of the Articles of Incorporation of the Company, as amended, shall be deleted in its entirety and replaced with the following:

“Article 3. The total number of shares of stock which the Corporation shall have the authority to issue is Nine Hundred One Million (901,000,000) shares of capital stock, classified as (i) Nine Hundred Million shares of common stock, par value $0.001 per share (“COMMON STOCK”) and (ii) One Million (1,000,000) shares of preferred stock, par value $0.001 per shares (“PREFERRED STOCK”). The stockholders shall have no preemptive rights to acquire any shares of this Corporation. There shall be no cumulative voting by stockholders.”

2.	Except as set forth in this Certificate of Amendment, the Articles of Incorporation of the Company, as amended, shall remain in full force and effect.

3.	This Certificate of Amendment has been approved and duly adopted by the Company’s Board of Directors and stockholders.

4.	This Certificate of Amendment shall become effective at 12:01 a.m., Eastern Time, on [__], 2025.

IN WITNESS WHEREOF, said Company has caused this certificate to be signed on [___], 2025.

By:
Name:	Jimmy Chan
Title:	Chief Executive Officer